Exhibit 99.1

Media Contact:	Ken Fields Fleishman-Hillard 314-982-0556 (office) 314-640-2529 (cell) ken.fields@fleishman.com

Investor Relations Contact:	Brad Edwards Brainerd Communicators, Inc. 212-986-6667 edwards@braincomm.com

FDA and CMS Issue Important Updates on Makena®

FDA Emphasizes That it is Applying its Normal Enforcement Policies for

Compounded Drugs to Compounded Hydroxyprogesterone Caproate

CMS Reminds States of their “…responsibility to cover FDA-approved products”

St. Louis, MO — June 18, 2012 — K-V Pharmaceutical Company (“the Company”) (NYSE: KV.A/KV.B) announced today that the U.S. Food and Drug Administration (FDA) and the Centers for Medicare & Medicaid Services (CMS) both issued updated statements on Makena® that affirm the importance of the only FDA-approved drug for treatment of women with a history of preterm birth. Prior statements by both agencies had been cited by some payers as the basis for denying patients’ access to FDA-approved Makena in favor of unapproved compounded hydroxyprogesterone caproate (17P) formulations.

FDA’s June 15, 2012 update highlights:

•	In a reversal of its March 30, 2011 statement, the “FDA emphasizes that it is applying its normal enforcement policies for compounded drugs to compounded hydroxyprogesterone caproate.”

•	“The compounding of any drug, including hydroxyprogesterone caproate, should not exceed the scope of traditional pharmacy compounding.”

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“Compounding large volumes of drugs that are copies of FDA-approved drugs circumvents important public health requirements, including the Federal Food, Drug, and Cosmetic Act’s drug approval provisions.”

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“…one factor that the agency considers in determining whether a drug may be compounded is whether the prescribing practitioner has determined that a compounded product is necessary for the particular patient and would provide a significant difference for the patient as compared to the FDA-approved commercially available drug product.”

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“The drugs that pharmacists compound (including compounded hydroxyprogesterone caproate) are not FDA approved, which means they do not undergo premarket review nor do they have an FDA finding of safety and efficacy.”

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For at least the third time in the past 15 months, FDA has reiterated that “…approved drug products, such as Makena, provide a greater assurance of safety and effectiveness than do compounded products.”

For more information about FDA and Pharmacy Compounding, please see the following links:

•	http://www.youtube.com/watch?v=kif_rmtIQb0

•	http://www.fda.gov/OHRMS/DOCKETS/98fr/02D-0242_gdl0001.pdf

FDA’s statement also summarized the results of its investigation of a limited number of samples of compounded hydroxyprogesterone caproate API and finished 17P, including the following:

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100% (16 of 16) of the API samples procured and tested by FDA failed Makena’s standards for unidentified impurities. According to FDA requirements, API of this quality is unsuitable for use in Makena®.

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FDA also found potency and unidentified impurity issues in compounded 17P finished goods samples. According to FDA requirements, if Makena® were to have these deficiencies, it would be considered adulterated. http://www.fda.gov/downloads/Drugs/GuidanceComplianceRegulatoryInformation/Guidances/ucm070287.pdf

•	FDA’s testing of the compounded 17P samples provided by the Company also confirmed variability in potency and purity.

In addition, the Company’s previously reported research found:

•	That the primary source of hydroxyprogesterone caproate is unregistered and/or uninspected manufacturing facilities in China.

•	That one of seven samples of API from the original Chinese manufacturers was not hydroxyprogesterone caproate, but was instead glucose.

More recently, the Company has identified and provided information to the FDA relating to multiple instances of intentionally mislabeled hydroxyprogesterone caproate API sourced from multiple Chinese suppliers.

CMS’s June 15, 2012 update:

In a related statement, CMS also issued an update, which reiterated FDA’s comments that approved drug products, such as Makena, provide a greater assurance of safety and effectiveness compared to compounded products, and also that the compounding of any drug, including hydroxyprogesterone caproate, should not exceed the scope of traditional pharmacy compounding. Additionally, in its June 15 update, CMS:

•	Reminded States of their “…responsibility to cover FDA-approved products, such as Makena, that qualify as covered outpatient drugs under the Medicaid drug rebate program.”

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Pointed out with regard to drug coverage policies for their insured beneficiaries that … “Any prior authorization procedures for such drugs must be administered in accordance with Section 1927 (d) of the Social Security Act, without imposing unreasonable conditions.”

The Company has identified and informed CMS of certain States that are acting contrary to these established policies by imposing unreasonable conditions, including so-called “prior authorization” procedures that have effectively denied Medicaid participants’ access to Makena. Based on the updated CMS statement of June 15, 2012, we look forward to these States promptly removing these unreasonable conditions and providing unimpeded coverage for FDA approved Makena.

“This is an important day for pregnant women who can benefit from Makena,” said Greg Divis, President and CEO. “Healthcare providers have advocated for unencumbered access to FDA-approved Makena. We believe the announcements from these two key agencies are a clear signal that the compounding of hydroxyprogesterone caproate should not exceed the scope of traditional pharmacy compounding and that payers who have made access to Makena difficult should remove roadblocks that have prevented patients from receiving the only FDA-approved drug for their condition.”

As part of its commitment to patients and healthcare providers, the Company has made substantial efforts to work with payers to facilitate insurance coverage of Makena®. The Company’s significantly reduced pricing to both commercial and Medicaid payers make the cost of a full course of therapy a small fraction of the cost of the average preterm birth. Further, patient co-pays are averaging approximately $8 per injection (often less than the cost to patients for compounded 17P formulations). The Company provides Makena at no out-of-pocket cost to uninsured women through its financial assistance programs.

The Company has entered into agreements with a number of States that provide unencumbered access to Makena for eligible patients. With the support of the June 15th statement by CMS, the Company looks forward to working with all payers to help ensure patient access to Makena, especially Medicaid payers, because low-income pregnant women are known to be at higher risk for premature birth.

“As a high-risk pregnancy specialist caring for women who are at risk of preterm birth, I need to be able to prescribe medications that have been tested and proven effective,” said Sean C. Blackwell, MD, Interim Chair, Department of Obstetrics, Gynecology and Reproductive Sciences at the University of Texas Health Science Center in Houston, Texas. “Pregnant women deserve to have access to FDA-approved medications. I am hopeful that the policy modification from CMS will help to remove obstacles that have prevented some Medicaid participants from getting the same 17P formulation that was utilized in the NICHD Maternal Fetal Medicine Units Network clinical trial and was compliant with Good Manufacturing Practices.”

The full FDA and CMS updates can be found here.

FDA Update

http://www.fda.gov/NewsEvents/Newsroom/PressAnnouncements/ucm308546.htm

CMS Update

http://www.medicaid.gov/Federal-Policy-Guidance/Downloads/CIB-2-06-15-12.pdf

New Global Report Says U.S. Lags Behind 130 other Nations in Preterm Birth Rate

The report, containing the first-ever estimates of preterm birth rates by country, was published in May 2012 by The March of Dimes Foundation, The Partnership for Maternal, Newborn & Child Health, Save the Children, and The World Health Organization, and represents almost 50 United Nations agencies, universities, and organizations.

Preterm babies are born at a higher rate in the United States than in 130 other countries of the world, including many poorer nations, according to the just-released report Born Too Soon: The Global Action Report on Preterm Birth. The report ranks the U.S. 131st in the world in terms of its preterm birth rate of 12.0 per 100 live births. Nearly half a million babies are born too soon in the U.S. each year.

About Makena® (hydroxyprogesterone caproate injection)

Makena is a progestin indicated to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth. The effectiveness of Makena is based on improvement in the proportion of women who delivered <37 weeks of gestation. There are no controlled trials demonstrating a direct clinical benefit, such as improvement in neonatal mortality and morbidity.

Limitation of use: While there are many risk factors for preterm birth, safety and efficacy of Makena has been demonstrated only in women with a prior spontaneous singleton preterm birth. It is not intended for use in women with multiple gestations or other risk factors for preterm birth.

Important safety information for Makena (hydroxyprogesterone caproate injection)

•	Makena should not be used in women with any of the following conditions:

•	Current or history of thrombosis or thromboembolic disorders

•	Known or suspected breast cancer, other hormone-sensitive cancer or history of these conditions

•	Undiagnosed abnormal vaginal bleeding unrelated to pregnancy

•	Cholestatic jaundice of pregnancy

•	Liver tumors, benign or malignant, or active liver disease

•	Uncontrolled hypertension

•	Makena should be discontinued if thrombosis or thromboembolism occurs

•	Allergic reactions, including urticaria, pruritus and angioedema, have been reported with use of Makena or with other products containing castor oil

•	Women receiving Makena should be monitored if they:

•	Are prediabetic or diabetic

•	Have conditions that may be affected by fluid retention, such as preeclampsia, epilepsy, cardiac or renal dysfunction

•	Have a history of clinical depression; Makena should be discontinued if depression recurs

•	Develop jaundice; consider whether benefit of use warrants continuation

•	Develop hypertension

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Certain pregnancy-related fetal and maternal complications or events were numerically increased in Makena-treated subjects as compared to placebo subjects, including miscarriage (2.4% vs. 0%) and stillbirth (2% vs. 1.3%), admission for preterm labor (16% vs. 13.8%), preeclampsia or gestational hypertension (8.8% vs. 4.6%), gestational diabetes (5.6% vs. 4.6%), and oligohydramnios (3.6% vs. 1.3%)

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The most common adverse reactions reported in ≥2% of subjects and at a higher rate in the Makena group than in the control group were injection site reactions (pain [35% vs. 33%], swelling [17% vs. 8%], pruritus [6% vs. 3%], and nodule [5% vs. 2%]), urticaria (12% vs. 11%), pruritus (8% vs. 6%), nausea (6% vs. 5%), and diarrhea (2% vs. 1%)

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a specialty branded pharmaceutical company with a primary focus in the area of women’s healthcare. As such, we are committed to advancing the health of women across all the stages of their lives.

For further information about K-V Pharmaceutical Company, please visit the Company’s corporate website at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning our operations, future results and prospects. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including, without limitation, statements about product launches, governmental and regulatory actions and proceedings, market position, revenues, expenditures and the impact of the recall and suspension of shipments on revenues, adjustments to the financial statements, the filing of amended SEC filings and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, we provide the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to) the following:

(1)	our ability to continue as a going concern;

(2)	the risk that the Company may be insolvent in the near term, if it is not able to generate sufficient liquidity to satisfy its upcoming payment obligations including $95.0 million of milestone payments owed to Hologic beginning August 4, 2012 and a $13.5 million interest payment owed on its senior secured notes due on September 15, 2012;

(3)	the risk that, if necessary, the Company will be unsuccessful in attempts to restructure its existing capital structure and operations;

(4)	risks associated with the introduction and growth strategy related to the Company’s Makena® product, including:

(a)	the impact of competitive, commercial payor, governmental (including Medicaid program), physician, patient, public or political responses and reactions, and responses and reactions by medical professional associations and advocacy groups, on the Company’s sales, marketing, product pricing, product access and strategic efforts;

(b)

the possibility that the benefit of any period of exclusivity resulting from the designation of Makena® as an orphan drug may not be realized as a result of U.S. Food and Drug Administration’s (the “FDA”) decision announced on March 30, 2011 to decline to take enforcement action with regards to compounded alternatives, as updated on June 15, 2012;

(c)

the Center for Medicare and Medicaid Services’ (“CMS”) prior policy regarding Medicaid reimbursement for Makena®, as updated on June 15, 2012, and the resulting coverage decisions for Makena® by various state Medicaid and commercial payors;

(d)

the statements made on June 15, 2012 by FDA and CMS may not lead to state Medicaid and other payers making Makena® easily accessible to patients, that unreasonable policies and conditions may continue to be imposed and compounding of hydroxyprogesterone caproate could continue to exceed the scope of traditional pharmacy compounding;

(e)	the satisfaction or waiver of the terms and conditions for our continued ownership of the full U.S. and worldwide rights to Makena® set forth in the previously disclosed Makena® acquisition agreement;

(f)	the number of preterm birth risk pregnancies for which Makena® may be prescribed, its safety and side effects profiles and acceptance of pricing;

(g)	the risk that, if needed, future modifications or amendments to the agreement with Cytyc Prenatal Products Corp. and Hologic, Inc. (Cytyc Prenatal Products Corp. and Hologic, Inc. are referred to collectively as “Hologic”) may be unsuccessful; and

(h)	our ability to generate sufficient capital to satisfy the $95.0 million of remaining milestone payments to Hologic related to the purchase of Makena®, which are due beginning August 4, 2012;

(5)	the possibility of further delay or inability to obtain FDA approvals to relaunch Clindesse® and Gynazole-1® and the possibility that any other product relaunch may be delayed or unsuccessful;

(6)	risks related to compliance with various agreements and settlements with governmental entities including, including:

(a)	the consent decree between the Company and the FDA and the Company’s suspension in 2008 and 2009 of the production and shipment and the nationwide recall of all of the products that it formerly manufactured, as well as the related material adverse effect on our revenue, assets, liquidity and capital resources;

(b)	the agreement between the Company and the Office of Inspector General of the U.S. Department of Health and Human Services (“HHS OIG”) to resolve the risk of potential exclusion of the Company from participation in federal health care programs;

(c)	our ability to comply with the plea agreement between a now-dissolved subsidiary of the Company and the U.S. Department of Justice, including the remaining payments owed under the plea agreement; and

(d)	our ability to comply with the Settlement Agreement dated December 6, 2011 with the Department of Justice, the United States Attorney’s Office for the District of Massachusetts, the Office of Inspector General of the Department of Health and Human Services and the TRICARE Management Activity (collectively the “Parties”) resolving certain claims under the qui tam provisions of the False Claims Act, including the remaining payments owed under the Settlement Agreement, which could result in significant penalties including exclusion from participation in federal health care programs;

(7)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(8)	risks that the Company may not ultimately prevail in, or that insurance proceeds, if any, will be insufficient to cover potential losses that may arise from:

(a)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals;

(b)	product liability lawsuits, including the possibility that our current estimates of the financial effects of ongoing product liability claims and lawsuits could prove to be incorrect;

(c)	lawsuits pertaining to indemnification and employment agreement obligations involving the Company and its former Chief Executive Officer; and

(d)	challenges to our intellectual property rights by actual or potential competitors and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company;

(9)	the possibility that our current estimates of the financial effect of previously announced product recalls could prove to be incorrect;

(10)	risks related to the Company’s highly leveraged capital structure, including:

(a)	the risk that the maturities of our debt obligations may be accelerated due to our inability to comply with scheduled interest and principal payments, covenants and restrictions contained in our loan agreements;

(b)	restrictions on the ability to increase our revenues through certain transactions, including the acquisition or in-licensing of products or relaunch of certain of our products;

(c)	the risk that, if required, efforts to negotiate amendments to, modification or restructuring of our existing debt obligations may not be successful; and

(d)	risks that future changes in the Board of Directors may lead to an acceleration of the maturities of the Company’s debt;

(11)	the risk that we may not be able to satisfy the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float; and

(12)	the risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

This discussion is not exhaustive, but is designed to highlight important factors that may impact our forward-looking statements.

Because the factors referred to above, as well as the statements included in Part I, Item 1A — “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the

risk factors that are included under Part I, Item 1A of the Fiscal 2012 Form 10-K. Further, any forward-looking statement speaks only as of the date on which it is made and we are under no obligation to update any of the forward-looking statements after the date of this release. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. In addition, we cannot assess the impact of each factor on our future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.